EXHIBIT 23.1

CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 24, 2002 relating to the financial statements, which appears in Exar Corporation’s Annual Report on Form 10-K for the year ended March 31, 2002. We also consent to the incorporation by reference of our report dated April 24, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS, LLP
PricewaterhouseCoopers LLP
San Jose, CA
July 22, 2002